REPAYMENT AGREEMENT

THIS REPAYMENT AGREEMENT dated as of October 5, 2006 (this "Agreement"), is made by and between SOLAR ENERTECH CORP.("SOEN"), a corporation incorporated in the State of Nevada, as well as in China, and INFOTECH ESSENTIALS, INC., a corporation incorporated in the State of Nevada, U.S.A. ("INFOTECH").

RECITALS

A. Between October and December 2005, INFOTECH advanced RMB¥636,011.29 (Exhibit 1), which with the exchange rate of this day, equals US$81,154.00.

B. The advanced fund was strictly for SOEN's startup expenditure for purchasing necessary fixed assets and deposit for factory lease and engineering projects, labors, etc.

C. The verbal agreement, when the above mentioned money was advanced to SOEN in different installments, was the money should be paid back to INFOTECH once SOEN secured funding. SOEN did get funded in July 2006 and moneys and loans from INFOTECH to SOEN occurred *after* January 2006 have been paid.

D. Both SOEN and INFOTECH agree that the above mentioned amount occurred in 2005 has been neglected and to this day, has not been paid.

NOW, THEREFORE, SOEN and INFOTECH agree as follows:

1) Subject to the terms and conditions set forth herein, SOEN hereby agrees to pay back to INFOTECH the sum of EIGHTY ONE THOUSAND AND ONE HUNDRED FIFITY FOUR DOLLARS (US$81,154) for the money kindly advance to SOEN in Year 2005.

2) SOEN promises to pay the above amount, without interest, fees or other costs, in TWO installments with a time scheduled defined by the following term.

3) The first payment shall be made within 24 hours after this Agreement is signed, of the amount of $40,000.00, and the 2nd payment of $41,154.00 shall be paid on November 11, 2006.

4) All payments hereunder in respect of the said amount shall be made to INFOTECH in lawful money of the United States of America in immediately available funds and delivered to INFOTECH.

5) SOEN agrees, by midnight of November 6, 2006, if any balance is not paid, a 8% interest will be added and compounded to the remaining balance.

6) The undersigned representative of SOEN has the power and authority to enter into this Agreement and to perform its obligations under and consummate the transactions

contemplated by this Agreement and has by proper corporate action duly authorized the execution and delivery of this Agreement.

7) Neither the execution and delivery of this Agreement, nor the performance of the obligations under or consummation of the transactions contemplated by this Agreement, violates or will violate any law or governmental order, conflicts or will conflict with any provision of any charter document or by-law of SOEN or any material term or provision of any agreement or instrument to which SOEN is a party or by which SOEN is bound, or constitutes or will constitute a breach of or a default under any such agreement or instrument.

8) No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of SOEN is required as a condition to the execution, delivery or performance of this Agreement.

9) There are no material pending, or to the best knowledge of SOEN, threatened, legal proceedings to which SOEN is a party or of which any of its properties are the subject.

10) SOEN is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party.

11) SOEN has filed or caused to be filed all federal, state and local tax returns which are required to be filed by SOEN and has paid or caused to be paid all taxes as shown on said returns or on any assessment to the extent such taxes have become due, except for taxes which are being contested in good faith and against which reserves in accordance with Generally Accepted Accounting Principles will be established. SOEN does not know of any proposed material tax assessments against it. No extension of time for assessment or payment of any federal, state or local tax by SOEN is in effect.

12) None of the assets of SOEN is subject to any mortgage, pledge, title retention lien or other lien, encumbrance or security interest, except (i) for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings, (ii) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings, but not involving any borrowed money or the deferred purchase price of property or services, (iii) mechanics' and materialmen's liens, reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property which do not in the aggregate materially detract from the value of said properties or materially interfere with their use in the ordinary conduct of SOEN's business.

13) Any amendment to this Agreement shall be effective only if set forth in a written instrument signed by all the parties hereto.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF CALIFORNIA, USA., WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF, UNLESS OTHERWISE EXPRESSLY PROVIDED HEREIN.

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Oct 5, 2005

Leo S. Young, SOLAR ENERTECH CORP. CEO Date

Qin Tao 2005,10,5

Qin Tao, INFOTECH ESSENTIALS, INC. General Manager Date

sh-3167

(Exhibit 1)

Solar Enertech Start-up Expenditures in 2005 Paid by InfoTech

	Item	Month	Amount (RMB) ¥	Total
1	Solar Start-up expenditure- Overheads, hired professioals & services, wages paid	10	32, 494. 60	
		11	35, 318. 10	
		12	40, 629. 48	108, 442. 18
2	Start-up expenditure- Travels	10	5, 592. 80	
		11	1, 946. 00	7, 538. 80
3	Start-up expenditure- PR and Entertainment	10	3, 074. 00	
		11	3, 454. 00	
		12	5, 076. 00	11, 604. 00
4	Mcals for Temporary employees	11	1, 100. 00	
		12	1, 000. 00	2, 100. 00
5	Parking Space Rental		15, 600. 00	15, 600. 00
6	Deposit for Jin Qiao plant lease		270, 604. 52	270, 604. 52
7	Deposit for Engineer & infranstructure construction		150, 000. 00	150, 000. 00
8	Piping layout for Solar Plant		20, 000. 00	20, 000. 00
9	Fixed Asset-computers and furniture		43, 371. 79	43, 371. 79
10	Cash paid for Ms Zhang's monthly transpertation	10	2, 250. 00	
		11	2, 250. 00	
		12	2, 250. 00	6, 750. 00
	Total in RMB		636,011.29	636,011.29
	Total in US Dollars		**$81,153.91**	**$81,153.91**

制表:　　陶潘秋